SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
[ ] Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(C) or ss. 240.14a-12

                    American Physicians Service Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                    American Physicians Service Group, Inc.
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         4) Proposed maximum aggregate value of transaction:

         5) Total Fee Paid


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                     American Physicians Service Group, Inc.
                          1301 Capital of Texas Highway
                               Austin, Texas 78746

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 18, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of American Physicians Service Group, Inc., a Texas corporation (the "Company"), will be held at the Lakeway Inn located at 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, June 18, 2001 at 8:30 a.m., Austin, Texas time, for the following purposes:

         (a)     To elect five directors to serve on the Board of Directors;

         (b) To approve an amendment to the Company's 1995 Incentive and Non-qualified Stock Option Plan.

         (c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     Only shareholders of record at the close of business on April 30, 2001, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment(s) thereof.

     You are cordially invited and urged to attend the meeting, but if you are unable to attend the meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.


                                     By Order of the Board of Directors

                                     W. H. HAYES, Sr. VP and Secretary
Austin, Texas
May 11, 2001

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                          1301 Capital of Texas Highway
                               Austin, Texas 78746

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 18, 2001

         This Proxy Statement is sent to shareholders of American Physicians Service Group, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Lakeway Inn located at 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, June 18, 2001 at 8:30 a.m., Austin, Texas time, and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and regular employees of the Company. The Company may also engage the service of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about May 11, 2001.

         Unless the context indicates otherwise, the "Company" includes the Company and all of the other direct and indirect subsidiaries of the Company on a consolidated basis.

                                  ANNUAL REPORT

         Enclosed is an Annual Report to Shareholders for the year ended December 31, 2000, including audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

         Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Secretary of the Company of such revocation, (b) by voting in person at the meeting, or
(c) by executing and delivering to the Secretary of the Company a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS

         The voting securities of the Company are shares of its common stock, $.10 par value (the "Common Stock"), each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only shareholders of record at the close of business on April 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof. At April 30, 2001, the Company had outstanding and entitled to vote 2,359,233 shares of Common Stock.

         The following table sets forth certain information as of April 30, 2001 regarding the amount and nature of the beneficial ownership of Common Stock by
(a) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each executive officer of the Company named in the Summary Compensation Table below, and (d) all officers and directors of the Company as a group:

                                         Amount and Nature
                                            of Beneficial              Percent
Name and Address of                          Ownership                   of
Beneficial Owner                         See Notes (1)(2)               Class
--------------------                    ------------------            ---------


Kenneth S. Shifrin............................618,500                      23.9
 1301 Capital of Texas Highway
 Austin, Texas 78746

Dimensional Fund Advisors, Inc. (4)...........251,800                      10.7
 1299 Ocean Ave., 11th Floor
 Santa Monica, California 90401

Heartland Advisors, Inc. .....................247,100                      10.5
 790 North Milwaukee St.
 Milwaukee, Wisconsin 53202

Duane K. Boyd.................................200,400                       8.2
George S. Conwill..............................29,500                       1.2
W. H. Hayes...................................148,000                       6.0
Brad A. Hummel.................................14,000                       0.6
Robert L. Myer................................115,000                       4.7
William A. Searles............................129,000                       5.2

All officers and directors as
 a group (10 persons)(2)(3).................1,323,400                      42.8

(1) Except as otherwise indicated, and subject to community property laws where applicable, each individual has sole voting and investment power with respect to all shares owned by such individual.

(2) The number of shares beneficially owned by officers and directors includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 30, 2001: Mr. Shifrin, 232,000; Mr. Boyd, 70,000; Mr. Conwill, 28,500; Mr.
         Hayes, 92,000; Mr. Hummel, 14,000; Mr. Myer, 100,000; Mr. Searles,
         129,000. The number of shares beneficially owned by all directors and officers as a group, including the above-named directors, includes 734,500 shares subject to options that are presently exercisable or exercisable within 60 days after April 30, 2001.

(3) Includes the president and chairman of the board, if any, of each of the Company's consolidated subsidiaries.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 251,800 shares of Common Stock as of December 31, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table
                           --------------------------
         Set forth below is information concerning aggregate cash compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three years.

                                                      Annual                        Long Term
                                                   Compensation                 Compensation Awards
                                                                                                          All Other
                                                                  Other Annual       Securities         Compensation
Name and Principal            Fiscal      Salary ($)   Bonus      Compensation       Underlying           ($) (1)
Position                        Year                    ($)            ($)           Options (#)
---------------------------  ----------- -----------  ---------  ---------------- -------------------  -----------------

Kenneth S. Shifrin,             2000        266,670     37,500         --               50,000              1,480
  Chairman & CEO
                                1999        225,000     50,000         --               35,000              2,390

                                1998        173,438     40,050         --              185,000              2,066

Duane K. Boyd, Jr., Sr. VP      2000        130,000     12,500         --                 --                1,480

                                1999        130,000     20,000         --               15,000              2,390

                                1998        135,000     35,000         --               45,000              2,074

William H. Hayes, Sr. VP        2000        114,996     17,500         --               20,000              1,480

                                1999         99,996     20,000         --               20,000              2,390

                                1998         88,466     17,700         --               65,000              2,074

George S. Conwill, VP           2000        129,238    151,950         --               10,000              1,480

                                1999        117,196    211,323         --               10,000              2,294

                                1998        118,519    125,000         --               25,000              1,595



(1)      Consists of Company contributions to the Company's 401(k) plan.

                     Options Granted During Last Fiscal Year
                     ---------------------------------------

         The following table provides information related to options granted to the named executive officers during 2000. The Company does not have any outstanding stock appreciation rights.

                                                   Option Grants in Last Fiscal Year
                                                           Individual Grants

                            Number of                                                    Potential realizable value
                            securities      Percent of                                   at assumed annual rates of
                            underlying      total options                                stock price appreciation for
                            Options         granted to         Exercise     Expiration   option term:
Name                        granted (#)     employees in     Price ($/Sh)      Date
                            (1)             fiscal year                                        5% ($) (2)    10% ($) (2)
--------------------------  --------------- ---------------  -------------- -----------  -------------------------------

Kenneth S. Shifrin              50,000           29%            $1.688        11/30/05            23,311        51,512

Duane K. Boyd, Jr.                  --            --            $1.688        11/30/05                --            --

William H. Hayes                20,000           11%            $1.688        11/30/05             9,325        20,605

George S. Conwill               10,000            6%            $1.688        11/30/05             4,662        10,302

All employees as a group       175,000           100%             (3)              (3)           111,203       245,730

                                            -------------------------------



                                                                                                 5% ($)        10% ($)
                                                                                                 ------        -------
Total potential stock price appreciation from dates of stock option
grants for all shareholders at assumed rates of stock price appreciation (4)                   1,890,256     4,176,972

Potential realizable value of options granted to all employees, as a percentage of total potential stock price appreciation from dates of stock option grants for
all shareholders at assumed rates of stock price appreciation from the exercise price.              5.9%          5.9%


(1) These options were granted at fair market value at the time of grant and vest in three annual installments beginning one year after grant.

(2) The potential realizable value of the options granted in 2000 was calculated by multiplying those options by the excess of (a) the assumed market value, of the underlying Common Stock five years from grant date of the options if the market value of Common Stock were to increase 5% or 10% in each year of the option's 5-year term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

(3) Options were granted under the Company's stock option program throughout 2000 with various expiration dates through the year 2005. The weighted average exercise price of all options granted to employees in 2000 is $2.30.

(4) Based on an average price of $2.90 on the grant dates, and a total of 2,359,233 shares of Common Stock outstanding.

       Option Exercises During 2000 and Option Values at December 31, 2000

         The following table provides information related to options exercised by the named executive officers during 2000 and the number and value of options held at December 31, 2000. The Company does not have any outstanding stock appreciation rights.


                                            Aggregated Option Exercises in Last Fiscal Year
                                                   and Fiscal Year-End Option Values
                                                   ---------------------------------
                                                                   Number of Securities             Value of Unexercised
                                                              Underlying Unexercised Options      In-the-Money Options at
                                                                         at Fiscal                         Fiscal
                                                                         Year-End                       Year-End (2)
                                                              -------------------------------- -------------------------------

        Name              Shares Acquired     Value Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
                          on Exercise (#)        ($)(1)            (#)             (#)             ($)             ($)
----------------------  ------------------- ------------------ -------------  ---------------  -------------  ---------------

Kenneth S. Shifrin              --                 --            197,000         108,000            --              --
Duane K. Boyd                   --                 --             63,000          17,000            --              --
William H. Hayes                --                 --             78,000          47,000            --              --
George S. Conwill               --                 --             19,500          25,500            --              --



(1) The Value Realized was calculated by subtracting the per share exercise price of the option from the closing price for the Company's Common Stock on the date of exercise and multiplying the difference by the number of shares of Common Stock underlying the option.

(2) The Value of Unexercised In-the-Money Options is before any income taxes and was calculated by subtracting the per share exercise price of the option from the closing price for the Company's Common Stock on December 31, 2000 ($1.50) and multiplying the difference by the number of shares of Common Stock underlying the option.

Compensation of Directors
-------------------------
     Outside directors receive a fee of $1,000 for each meeting of the Board of Directors that they attend. Mr. Myer has requested that the Company make a $1,000 charitable contribution for each meeting in lieu of a fee to him. Mr. Shifrin does not receive separate compensation for his services as a director.

Indemnity Agreements
--------------------
         The Company has entered into indemnity agreements with its directors and certain of its officers. The agreements generally provide that, to the extent permitted by law, the Company must indemnify each person for judgements, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of the Company. In addition, the Company's and certain of its subsidiaries' articles of incorporation provide for certain indemnifications and limitations on director liability.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Company is engaged in several highly competitive industries. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied to operating performance that the Company believes has enabled it to attract and retain key executives.

        During 2000, the Compensation Committee was comprised of Robert L. Myer, and William A. Searles.

     During 2000,  the  Compensation  Committee had primary  responsibility  for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should generally be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock price performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to the Company's growth and profitability. The Committee feels that options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price.

     For 2000, the Company's  executive  compensation  program consisted of base salary and a bonus based upon the achievement of specific performance measurements. Executives of subsidiaries of the Company were paid a bonus based upon achieving, among other things, a targeted pretax income. The Chief Executive Officer was paid a bonus for 2000 based upon implementing new growth initiatives, as well as improving the return from core businesses.

     The Company's objective is financial performance that achieves several long-term goals, including earnings-per-share growth, revenue growth, stock price growth and a proper diversification of business risks. The Committee believes that its compensation policy promotes those objectives and that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

                           Compensation Committee:            Robert L. Myer and
                                                              William A. Searles

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 1, 1998 the Company invested in the preferred stock of Uncommon Care, Inc., ("Uncommon Care") a developer and operator of specialized care facilities for those with Alzheimer's disease. At April 30, 2001, the preferred shares owned by the Company were convertible into approximately a 33% interest in the equity of Uncommon Care. The Company has also extended a $2.4 million secured line of credit to Uncommon Care. Certain officers, directors and employees of the Company also invested in the common stock of Uncommon Care, paying the same price per share for their investment as the Company. These same officers, directors and employees also funded their pro rata portion of the line of credit that was extended to Uncommon Care. The investments were as follows:

                                                                      Initial
      Name                               Title                       Ownership %
      ----                               -----                       -----------

Duane K. Boyd, Jr.                       Senior Vice President              .95
William H. Hayes                         Senior Vice President              .38
Robert L. Myer                           Director                           .86
William A. Searles                       Director                           .49
Kenneth S. Shifrin                       Chairman and CEO                   .57
All others                                                                  .29

     The Company has also extended two unsecured lines of credit to Uncommon Care totaling $2.45 million. Mr. Searles is a member of Uncommon Care's Board of Directors.

     In May 1998, the Company formed APS Asset Management, Inc., ("Asset Management") with an initial ownership of 95%. Asset Management was organized to manage fixed income and equity assets for institutional and individual clients on a fee basis. Certain officers, directors and employees of the Company also invested in Asset Management, paying the same price per share as the Company. Their investments are as follows:

                                                                      Initial
      Name                               Title                       Ownership %
      ----                               -----                      -----------

George S. Conwill                        Vice President                     1
William A. Searles                       Director                           1
All other employees                                                         2

     The Company's affiliate Prime Medical Services, Inc. ("Prime") occupies approximately 10,100 square feet of office space owned by the Company and also shares certain personnel with the Company. Prime pays the Company rent, personnel and other expense reimbursements of approximately $22,000 per month. As of April 30, 2001, the Company owned 2,343,803 shares of the common stock of Prime.

     On October 1, 1997, the Company formed Syntera Healthcare Corporation ("Syntera") with an initial ownership of 85%. Syntera specialized in the management of OB/GYN and related medical practices. On June 30, 1999 the Company merged Syntera with another unaffiliated practice management company, FemPartners, Inc., ("FemPartners"). The Company presently owns approximately 6% of the total equity of FemPartners, the surviving company. Certain officers, directors and employees of the Company also invested in Syntera, paying the same price per share for their investment as the Company. These interests have now been converted to ownership in FemPartners. At February 28, 2001 such ownership was as follows:


      Name                               Title                      Ownership %
      ----                               -----                      -----------

Duane K. Boyd, Jr.                       Senior Vice President              .04
William H. Hayes                         Senior Vice President              .01
Robert L. Myer                           Director                           .13
Kenneth S. Shifrin                       Chairman and CEO                   .10
All other employees                                                         .04




     During 2000, Mr. Searles, a director of the Company, also served as a director and Chairman of the Board of APS Investment Services, Inc., a subsidiary of the Company. For his additional director services, Mr. Searles was paid monthly director fees of $6,000, plus a non-discretionary incentive amount based on Investment Services achieving certain levels of return on capital levels of return on capital. His total compensation for his additional director duties was $154,000 in 2000.

                                PERFORMANCE GRAPH

      The graph above compares the Company's cumulative total stockholder return with the total stockholder returns of all NASDAQ stocks (the "NASDAQ Total") and of all stocks (the "Peer Index") contained in the following three NASDAQ indexes (with each index being given equal weight): Financial, Health Services and Insurance.

The following is a table representation of the performance graph depicted on page 10 of the print version of the proxy.

                                      PEER
    FYE             NASDAQ            INDEX                APSG
 --------        -----------       ----------           ----------
 12/31/95          100.00            100.00               100.00
 12/31/96          123.036           112.056              67.532
 12/31/97          150.693           147.117              74.026
 12/31/98          212.509           133.929              46.753
 12/31/99          394.921           117.701              38.312
 12/31/00          237.618           141.968              15.584

                         SECTION 16 FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms received by the Company with respect to 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Cumulative voting is not permitted in the election of directors of the Company. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote for each share of Common Stock owned of record by such shareholder at the close of business on April 30, 2001.

                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company meeting certain minimum stock ownership and holding period requirements may present a proposal for action at the annual meeting of shareholders to be held in 2002. Such shareholder must deliver the proposal to the executive offices of the Company no later than January 15, 2002, unless the Company notifies the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement. The Board of Directors will consider nominations for directors of the Company to be elected at the Annual Meeting of Shareholders to be held in 2002 that are submitted in writing by any shareholder of the Company prior to January 15, 2002. Notwithstanding the foregoing, all shareholder proposals must be made in compliance with the applicable provisions of the Bylaws of the Company.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: (a) "FOR" the five persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and (b) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

                              ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of directors at five, and five directors will be elected. All nominees will be elected to hold office until the next annual meeting of shareholders of the Company and until his successor is elected and qualified. Each nominee except Mr. Still is presently a director of the Company and has served continuously since first becoming a director. The Board of Directors held five meetings during the year ended December 31, 2000, and each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the board on which he served.

                                                                   Director of
                   Name                           Age             Company Since
                  -----                           ---             -------------
              Brad A. Hummel                       44                  1999
              Robert L. Myer                       52                  1996
              William A. Searles                   58                  1989
              Kenneth S. Shifrin                   52                  1987
              Marc R. Still                        41                   --


     Mr. Shifrin has been Chairman of the Board since March 1990. He has been President and Chief Executive Officer since March 1989 and was President and Chief Operating Officer from June 1987 to February 1989. He has been a Director of the Company since February 1987. From February 1985 until June 1987, Mr. Shifrin served as Senior Vice President - Finance and Treasurer. He has been Chairman of the Board of Prime since October 1989. Mr. Shifrin is a member of the World Presidents' Organization.

     Mr. Hummel has been a director since June 1999. He is currently Chief Executive Officer and a director of Prime. He was employed by Diagnostic Health Services, Inc., ("DHS") a provider of management services and radiology and cardiac diagnostic services and equipment to hospitals and other healthcare facilities, from 1984 to 1999, most recently as President and Chief Executive Officer. DHS filed for Chapter 11 bankruptcy reorganization in March 2000 and re-emerged from bankruptcy in October 2000. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm.

     Mr. Myer has been a director since June 1996. He is currently a consultant to Americo Life, Inc., a life insurance company, ("Americo"). Prior to the sale of certain of his insurance related businesses to Americo in October 1998, he had been President and Chief Executive Officer of College Insurance Group, Inc., an insurance holding company which owned 100% of Annuity Service Corp. and Financial Assurance Life Insurance Company. Annuity Service Corp. managed and administered tax qualified plan annuity and life insurance business for several insurance companies. Financial Assurance Life Insurance Company was a provider of annuity and life insurance products.

     Mr. Searles has been a director since July 1989. He has been an independent business consultant since 1989. Prior to that he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns (an investment banking firm) as an Associate Director/Limited Partner. He has served as a Director of Prime since October 1989, as Chairman of the Board of APS Investment Services since May 1998, as a director of Uncommon Care since September 1998 and as an Advisory Director of Probex, Corp., a re-refiner which converts waste oil into premium quality base oil, since December 1999.

     Mr. Still is President and CEO of Aspen Advisors, LP (investment banking services) and had been president and CEO of its predecessor, Aspen Partners, Inc. since 1997. From 1991 to 1997, Mr. Still had been employed in the investment banking industry, most recently as Senior Managing Director of Imperial Capital. From 1983 to 1991, he held positions with Bear Stearns & Co. and Kidder Peabody, both financial services/investment banking firms. Mr. Still serves on the boards of Vonova Corp. and AppWired, Inc.

     Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend or the Board of Directors of the Company may reduce the number of directors to be elected. The Board of Directors has no reason to believe that any nominee named above will be unwilling or unable to serve.

         The Board recommends a vote FOR each nominee for director.

                               PROPOSAL TO AMEND
             THE 1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

The Company's 1995 Stock Option Plan (the "1995 Plan") currently provides that the aggregate number of shares of Common Stock that may be issued upon exercise of all options under the 1995 Plan shall not exceed 1,200,000. As of March 31, 2001, no shares had been issued pursuant to the 1995 Plan and 1,144,500 shares were subject to outstanding options. Accordingly, there are only 55,500 shares remaining available for issuance under the 1995 Plan. The Board of Directors of the Company, on March 6, 2001, subject to stockholder approval at the time of the Annual Meeting, approved an amendment to the 1995 Plan to increase the aggregate number of shares that may be issued thereunder by 200,000, from 1,200,000 to 1,400,000. The Company has in the past utilized stock options as a significant element of compensation to officers, key employees and directors and intends to continue to do so. The Board of Directors believes that the effect of this amendment will be to preserve the benefits to the Company of the 1995 Plan by ensuring that officers, directors and other key employees continue to be eligible to receive options.


             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     No family relationships exist among the officers or directors of the Company. Except as indicated above with respect to Prime, no director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

     The Board of Directors has an audit committee which, during 2000, consisted of two directors, Mr. Hummel and Mr. Myer. The audit committee held two meetings during the year ended December 31, 2000, at which both members were present. The audit committee meets with the Company's independent auditors, reviews the financial statements of the Company, and recommends to the Board of Directors of the Company the selection of the Company's independent auditors for each fiscal year. The Board has a standing compensation committee which, in 2000, consisted of two directors, Mr. Myer and Mr. Searles. The compensation committee held one meeting during the year ended December 31, 2000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors was comprised of two directors in 2000 and operates under a written charter adopted by the Board and attached hereto as Exhibit A. The Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the Company's financial reporting process and the independence and performance of the Company's independent auditors. It is the responsibility of executive management of the Company to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of the Company's independent auditors to audit those financial statements.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

     The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     During 2000 only Mr. Myer was independent as defined under the listing standards of the Nasdaq Stock Market. Following the Annual Meeting and coinciding with the phase-in period for the new Audit Committee Regulations, the Committee will consist of two independent members, as required for small business filers. The Board of Directors will revise the Audit Committee Charter to reflect the reduction from three to two required members at its June, 2001 meeting.


                             DESIGNATION OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors designated KPMG LLP to audit the books and accounts of the Company for the year ending December 31, 2000. The Committee has not yet made a recommendation of independent auditors for 2001. KPMG LLP has been the principal auditor of the Company since the Company was formed in 1983. Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions, and they will have the opportunity, if they desire, to make a statement.

Aggregate fees billed to the Company for the year ended December 31, 2001 by KPMG LLP are as follows:

Audit Fees................................................    $76,600
                                                               ------

Financial Information Systems Design
    and Implementation Fees...............................       --

All Other Fees, including tax preparation,
    tax consulting and other non-audit services.......       $106,800
                                                             --------

                                  OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.



                        By Order of the Board of Directors



                        W. H. HAYES
                        Sr. Vice President and Secretary


Austin, Texas
May 11, 2001

                                    EXHIBIT A

--------------------------------------------------------------------------------
Audit Committee Charter
--------------------------------------------------------------------------------

              The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of the Company, will have the oversight responsibility, authority and specific duties as described below.

              COMPOSITION

              The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ Stock Exchange (NASDAQ). The members of the Committee will be elected annually at the organizational meeting of the full Board held in conjunction with the Annual Meeting and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

              RESPONSIBILITY

              The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC);
              (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

              While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

                                    EXHIBIT A

              AUTHORITY

              Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

              MEETINGS

              The Committee is to meet with sufficient frequency as the Committee deems necessary to carry out its duties. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

              ATTENDANCE

              Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

              SPECIFIC DUTIES:

              In carrying out its oversight responsibilities, the Committee will:

              1. Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

              2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

              3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

              4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

              5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

              6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any material issues that they have identified in their review of interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

     7. At the completion of the annual audit, review with management and the independent accountants the following:

o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K

o Results of the audit of the financial statements and the related reports thereon and, if applicable, a report on changes during the year in accounting principles and their application.

o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a qualified report on the Company's financial statements.

o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                      (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

              If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 1O-K.

              8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

              9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

              10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material weaknesses' or 'reportable conditions'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter on Internal Controls and Accounting Procedures. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

              11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

              12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

              13. Generally as part of the review of the annual consolidated financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

              14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provision.